Exhibit 5

lawyers@saul.com www.saul.com

May 5, 2011

Liberty Property Trust

500 Chesterfield Parkway

Malvern, Pennsylvania 19355

Re:          Liberty Property Trust Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Maryland counsel for Liberty Property Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law regarding the proposed offering from time to time of an indeterminate number of Common Shares of Beneficial Interest of the Company, $0.001 par value, as defined in the Company’s Registration Statement on Form S-3 (the “S-3 Registration Statement”), to be offered from time to time by the Company pursuant to the Company’s Dividend Reinvestment and Share Purchase Plan (the “Plan”) and the authorization of an initial 3,000,000 Common Shares to be issued under the Plan (the “Initial Common Shares”).  The Common Shares of Beneficial Interest are referred to herein as the “Common Shares.”

In connection with our representation of the Company and as a basis for the opinions hereinafter set forth, we have examined originals or photographic copies of the following documents (hereinafter collectively referred to as the “Documents”):

(i)            the S-3 Registration Statement, on the form filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”);

(ii)           The prospectus contained in the S-3 Registration Statement (the “Prospectus”);

(iii)          the Amended and Restated Declaration of Trust of the Company recorded by the Maryland State Department of Assessments and Taxation (“SDAT”) on May 29, 1997, as amended on June 22, 2004, October 4, 2007 and June 18, 2010 (collectively, the “Declaration of Trust”);

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DELAWARE      MARYLAND      NEW JERSEY      NEW YORK      PENNSYLVANIA      WASHINGTON, DC

A DELAWARE LIMITED LIABILITY PARTNERSHIP

(iv)          the Articles Supplementary of the Company recorded on August 7, 1997; Articles Supplementary of the Company recorded on December 23, 1997; Articles Supplementary of the Company recorded on July 28, 1999; Articles Supplementary of the Company recorded on April 18, 2000; Articles Supplementary of the Company recorded on June 10, 2002; Articles Supplementary of the Company recorded on September 1, 2004; Articles Supplementary of the Company recorded on June 17, 2005; Articles Supplementary of the Company recorded on June 30, 2005; Articles Supplementary of the Company recorded on August 23, 2005;  Articles Supplementary of the Company recorded on December 15, 2006; and Articles Supplementary of the Company recorded on August 21, 2007 (collectively, the “Articles Supplementary”);

(v)           the First Amended and Restated Bylaws of the Company, as amended on April 5, 2006 and December 6, 2007 (collectively, the “Bylaws”);

(vi)          a good standing certificate for the Company from SDAT dated May 4, 2011;

(vii)         a certificate executed by James J. Bowes, Esquire, Secretary of the Company, dated May 5, 2011, certifying as to the authenticity of the Declaration of Trust, the Articles Supplementary and Bylaws, the incumbency of the officers of the Company, the resolutions adopted by the Company’s Board of Trustees on May 4, 2011, and other matters that we have deemed necessary and appropriate;

(viii)        the Plan; and

(x)            such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)           that all signatures on the Documents and any other documents submitted to us for examination are genuine;

(b)           the authenticity of all Documents submitted to us as originals, the conformity to originals of all Documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)           the legal capacity of all natural persons executing any Documents, whether on behalf of themselves or other persons;

(d)           that all persons executing the Documents on behalf of any party (other than the Company) are duly authorized;

(e)           that each of the parties (other than the Company) has duly and validly executed and delivered each of the Documents to which that party is a signatory, and the party’s obligations are valid and legally binding obligations, enforceable in accordance with the terms of the respective Documents, except as limited (i) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors’ rights or (ii) by general equitable principles;

(f)            all public records reviewed or relied upon by us or on our behalf are true and complete;

(g)           that all representations, warranties, statements and information contained in the Documents are accurate and complete;

(h)           there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of any Common Shares;

(i)            that at the time of delivery of the Common Shares, all contemplated additional actions shall have been taken and the authorization of the issuance of the Common Shares will not have been modified or rescinded;

(j)            the issuance, execution and delivery of the Common Shares, and the compliance by the Company with the terms of the Common Shares, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(k)           the consideration received or proposed to be received for the issuance and sale of the Common Shares is as contemplated by the Plan and is not less than the par value per share; and

(l)            the aggregate number of shares of the Company which would be outstanding after the issuance of any of the Common Shares and any other contemporaneously issued or reserved common shares or preferred shares, together with the number of common shares and preferred shares previously issued and outstanding and the number of common shares and preferred shares previously reserved for issuance upon the conversion or exchange of other securities issued by the Company or Liberty Property Limited Partnership, a Pennsylvania limited partnership of which the Company is the sole general partner, does not exceed the number of then-authorized shares of the Company.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.             When and if the Initial Common Shares are issued and sold in accordance with the Plan, such Initial Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

2.             When and if (a) the number and terms of offering of any Common Shares in excess of the Initial Common Shares (the “Additional Common Shares”) have been established in accordance with resolutions of the Company’s Board of Trustees and in accordance with the Plan, (b) the issuance and sale of such Additional Common Shares have been duly authorized in accordance with resolutions of the Company’s Board of Trustees and (c) those Additional Common Shares so offered and authorized have been duly issued or delivered in the manner and for the consideration contemplated by each of the S-3 Registration Statement, the Prospectus, the applicable supplement or supplements to the Prospectus, the Plan and the authorizing resolutions of the Company’s Board of Trustees, those Additional Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)            We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.

(ii)           We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)          We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,

SAUL EWING LLP